CONSENT OF INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bonds.com Group, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1/A of our report dated March 28, 2008 relating to the consolidated financial statements of Bonds.com Group, Inc. for the years ended December 31, 2007 and 2006 and the period from October 18, 2005 (inception) to December 31, 2007. We also consent to the reference to our Firm under the caption “Experts.”

June 16, 2008

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, Florida